Exhibit 99.1

Investor Meetings March 2006

Safe Harbor This presentation contains certain "forward-looking" statements. These statements are based on the current estimates and assumptions of the management of Adams Respiratory Therapeutics, Inc. (or "Adams") as of the date of this presentation and are naturally subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Actual results may vary materially from the expectations contained in this presentation. When used in this presentation, the words "may", "will", "should", "could", "would", "plan", "anticipate", "believe", "estimate", "intend", "project", "potential" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Adams to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: Adams' ability to preserve its patent position in the reexamination process; the continued success of Mucinex(r) SE and Mucinex(r) DM and the successful commercialization of Mucinex(r) D, Humibid, Children's Mucinex(r), and future products; the FDA's removal from the market of products similar to Mucinex(r) D, Mucinex(r) DM and future products; Adams' ability to fill backorders; Adams' ability to in-license or acquire new products and brands; Adams' ability to improve manufacturing efficiency and other risk factors set forth under the headings "Cautionary Note Regarding Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Adams' Rule 424(b)(4) Prospectus filed with the SEC on December 9, 2005 and under Item 1A. Risk Factors in Adams' Quarterly Report on Form 10-Q for the period ended December 31, 2005. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this presentation are made only as of the date of this presentation.

Income Statement Overview Includes $16.1 million tax benefit related to the future benefit of NOLs. Includes $2.5 million after-tax impact of the discretionary performance bonus. $110.3 $62.0 $160.2 $61.3 $14.0 Net Sales 79.6% 78.5% 80.6% 80.5% 62.6% Gross Margin % $37.5 34% $15.1 24% $44.4 28% $19.7 32% $(22.6) n/m Pretax Income % of Net Sales $23.0 $9.2 $27.0 $35.8 $(22.6) Net Income 2005 2004 2005 2004 2003 Six months ended Dec. 31, Years ended June 30, (in millions) (1) (2) n/m=not meaningful SG&A $23.3 $23.3 $78.0 $30.8 $45.6 R&D $4.5 $3.2 $7.4 $3.1 $7.5

Solid Financial Position

$147.5 MM $49.8 MM Launched October 2005 Launch Expected in CY2006 Net Sales Trailing 12 Months as of 12/31/05 Expanding Portfolio with Core Technology Core technology: extended release guaifenesin Helps to thin phlegm (mucus) and bronchial secretions Useful when treating congestion: colds/allergies ? bronchitis, asthma, and COPD

Mucinex(r): Barriers to Entry Additional Exclusivity (30 month stay upon competitive certification- par. IV) 2nd patent issued - 10/18/05 Both patents expire 2020 Rx Products withdrawn - Dec. 2003 Mucinex(r) NDA - (July 2002) Mucinex(r) DM NDA - (April 2004) Mucinex(r) D NDA - (June 2004) Drives consumer loyalty New regulatory paradigm and patent protection Consumer Branding Hatch- Waxman Intellectual Property Durham - Humphrey Amendment OTC Approval

Patent Reexamination Patent Reexamination Process Table

Competing Product Removal? Consumer Advertising Competing Product Removal? 9.2 MM Rx Repeat Success with Mucinex(r) Line Extensions Consumer Advertising November 2004 Competing Products Removed November 2003 Launched July 2002 Approved July 2002 $125 MM Rx market $27 MM Rx market Consumer Advertising November 2004 Note: Market size = No. of Rx's [based on IMS Health Inc. (IMS Health) data 12/31/05] at Mucinex(r) pricing. Launched October 2005 Approved June 2004 Launched August 2004 Approved April 2004 Mucinex(r) SE Mucinex(r) DM Mucinex(r) D $110 MM Rx market February 2006 1.9 MM Rx 9.2 MM Rx

Mucinex(r): Market Share Gains Source: Information Resources, Inc. (IRI) weekly consumption data thru 3/12/06 (dollar sales) in cough/cold/allergy/sinus (c/c/a/s) category.

Mucinex®: Total Brand Ranking

Brand	Brand Rank ($) 52 Weeks Ended	12 Weeks Ended	4 Weeks Ended
Claritin	1	5	5
Vicks	2	1	1
Tylenol	3	2	3
Robitussin	4	3	4
Mucinex (a)	**5**	**4**	**2**
Benadryl	6	7	7
Sudafed	7	6	6
Theraflu	8	8	8
Alka Seltzer Plus	9	9	9
Triaminic	10	10	10

Source: IRI 4, 12, 52 weeks ending 2/19/06 in c/c/a/s category.
(a) Includes all Mucinex®, Mucinex® DM and Mucinex® D skus.

ADAMS RESPIRATORY THERAPEUTICS™

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Mucinex(r): Market Share Dollar Sales Market Share Dollar Sales Market Share Dollar Sales Market Share Dollar Sales Brand 52 Weeks Ended 12 Weeks Ended 4 Weeks Ended Private Label 22.8% 20.5% 20.8% Claritin 10.0% 6.2% 6.8% Vicks 9.6% 12.5% 11.8% Tylenol 8.5% 7.9% 7.9% Robitussin 6.9% 7.8% 7.1% Mucinex (a) 6.4% 7.8% 8.2% Benadryl 5.9% 4.3% 4.6% Sudafed 5.8% 6.0% 6.2% Theraflu 2.3% 3.5% 3.1% Alka Seltzer Plus 2.2% 3.0% 2.8% Triaminic 2.0% 2.5% 2.6% Source: IRI 4, 12, 52 weeks ending 2/19/06 in c/c/a/s category. (a) Includes all Mucinex (r), Mucinex (r) DM and Mucinex (r) D skus.

Mucinex(r) Unit Volume Reaches All-Time High Retail Consumption - Total Brand (20 ct equiv.) Source: Industry data week ending 3/12/06 04/05 Season 05/06 Season Peak season consumption more than doubled Surpassed last year's peak level by almost 200M units Experienced double peak in March Mr. Mucus(tm) campaign first airs 11/15/04 03/12/06 "Married to Mucus" campaign first airs 10/27/05

Thickened and excess mucus and respiratory congestion can exist in both the upper and lower airways Mucinex(r) D Market Value $2.0 billion market $2.9 billion market* Source: IRI 52-week period ending 12/25/05, F/D/Mx in c/c/a/s category.

Mucinex(r) D Treats Excess Mucus Nasal congestion and sinus pressure sufferers are heavy category users and most likely to suffer throughout the year Excess mucus can further complicate symptoms among those suffering from nasal congestion and sinus pressure due to allergies Mucinex(r) D thins the excess mucus secretions so that they can be expelled and reduce sinus pressure and congestion No other OTC brand addresses the excess mucus problem in a long-acting platform Mucinex(r) D is being supported by its own advertising campaign which commenced February 27, 2006

U.S. Development of Erdosteine In-licensed mucoregulator compound with a unique profile Published European studies showed significant improvements in: mucociliary clearance, mucus volume, flow characteristics and cough Approved in > 30 foreign markets; ~24 million patient exposures Phase II clinical program will evaluate use in the maintenance treatment of chronic bronchitis associated with COPD $9 million committed in FY 2006 (including milestones)

If Consumption is: @ 8% share $64 million @ 9% share $72 million @10% share $80 million Financial Outlook: Consumption/Production Analysis Annual IRI Retail Sales (1) $2.9 billion IRI Retail Sales @ 3/31/06 (2) $800 million IRI Retail Sales @ 3/12/06 (3) $739 million (1) IRI 52-weeks ended 12/25/05, F/D/Mx in c/c/a/s category. (2) An assumption, for illustrative purposes, of the IRI retail sales for 13-weeks ending 3/31/06 in c/c/a/s category. (3) IRI retail sales for 11-weeks ending 3/12/06 in c/c/a/s category. (4) Mucinex(r) franchise dollar share, IRI 4 weeks ended 3/12/06 in c/c/a/s category. As presented on February 9 and 16, 2006 Market Share @ 3/12/06 (4) 8.42%

Financial Outlook: Backorder Analysis Backorder @ 12/31/05 $20 million Assumed orders @ 3/31/06 (1) $65 million Total orders to fill @ 3/31/06(1) $85 million (1) Provided for illustrative purposes only Assumed factory shipments (1) ($72 - 75) million Backorder @ 3/31/06 (1) $10 -13 million

Planned Events for CY 2006 Initiate advertising campaign for Mucinex(r) D in advance of the spring allergy season (February 2006) Launch first maximum-strength Humibid(r) product (1H 2006) Introduce a line of products under the Mucinex(r) brand into the $300+ million pediatric segment (2H 2006) Continue investments to support new product development Further enhance manufacturing efficiency

Future Growth Drivers Market Share Expansion Mucinex(r) D Allergy Mkt Revenues Children's Mucinex(r) Launch Humibid(r) Launch Exclusivity Decision on DM and D New Combo Products Erdosteine Acquisitions/ In-licensing Pricing Aggregate potential opportunity: $500 million + FY 2005 Net Revenue $160.2 MM